Media Contact:	Joseph LoBello 212.986.6667
Investor Contact:	Jonathan J.R. Dodd 441.294.6355

Quanta Announces Third Quarter 2006 Financial Results

HAMILTON, Bermuda – November 7, 2006 – Quanta Capital Holdings Ltd. (NASDAQ: QNTA) today reported financial results for the third quarter ended September 30, 2006.

During the third quarter of 2006, Quanta and its Board of Directors announced its intention to pursue an orderly, self-managed run-off of the Company’s insurance and reinsurance operations other than Lloyd’s. At the same time, the Company also announced that it will continue to participate in the underwriting activities of the A-rated Lloyd’s market by maintaining its investment in Syndicate 4000 at least through the 2009 underwriting year. It is the Board’s view that these actions are the best means to preserving value for Quanta’s shareholders.

The Company also announced during the third quarter that Environmental Strategies Consulting LLC (ESC) was sold to WSP Environmental Holdings, Inc., for total cash proceeds of $11.5 million, plus the forgiveness of intercompany debt of approximately $1.0 million resulting in a gain of approximately $0.7 million.

The Company believes that comparisons with prior year results are neither meaningful nor indicative of future results. This is because the company only retains a portion of its ongoing business and is running off its remaining business in this quarter as compared to the third quarter of 2005, when it was fully engaged in the insurance and reinsurance business.

The Company had a negative $6.7 million in gross premiums written for the three months ended September 30, 2006 as compared to $171.5 million for the three months ended September 30, 2005. The gross written premiums for the third quarter of 2006 include approximately $22.1 million from the Company’s Lloyd's syndicate and are net of $32.9 million of gross premiums written that were returned to our clients through cancellations.

Net premiums earned were $49.2 million for the three months ended September 30, 2006, as compared to $100.5 million for the three months ended September 30, 2005. The decrease in premiums earned was largely due to the significant adverse effects on the Company’s business arising from the A.M. Best ratings downgrade in March 2006, and the subsequent decision to cease writing new business in all but the Company’s Lloyd’s syndicate. Third quarter 2006 technical services revenues were $0.8 million, compared to technical services revenues of $8.6 million for the third quarter 2005. The decrease is due to the fact that the existing environmental liability programs are substantially completed and the Company has not entered into new environmental liability program transactions.

Quanta’s net income from continuing operations for the third quarter was $3.3 million or $0.04 per diluted share, compared to a net loss from continuing operations of $(60.3) million or $(1.06) per diluted share in the third quarter of 2005. The Company’s book value per diluted share was $4.79 as of September 30, 2006, compared with $5.49 on December 31, 2005.

Net income available to ordinary shareholders excluding net realized gains on investments for the third quarter of 2006 was $2.2 million, or $0.03 per diluted share. This compares to net loss available to ordinary shareholders excluding realized losses on investments for the third quarter of 2005 of $(57.9) million, or $(1.02) per diluted share.

The Company’s general and administrative expenses for the third quarter of 2006 were $20.6 million as compared to $30.7 million for the third quarter of 2005. The Company is continuing its expense reduction initiatives.

Lastly, the Company’s net investment income was $12.8 million for the third quarter of 2006 as compared to $7.0 million for the third quarter of 2005.

The Company’s reserves for losses and loss expenses at the end of the third quarter of 2006 were $619 million as compared to $534 million at December 31, 2005. The Company has not made any significant changes to its loss estimates pertaining to prior periods, including hurricane losses.

Other key developments announced during the third quarter and early fourth quarter of 2006 include:

•	On September 14, 2006, the Company announced the appointment of a new President and Chief Executive Officer, Peter Johnson, a veteran insurance executive with extensive experience as a run-off specialist.

•	On October 25, 2006, the Company announced that it had signed definitive documents with Chaucer Holdings PLC, the specialty Lloyd’s insurer, and the senior underwriting team of Syndicate 4000, for the formation of the Pembroke Managing Agency. Pembroke is a joint venture among Quanta, Chaucer and the Syndicate 4000 underwriting team, designed to provide Syndicate 4000 with the necessary administrative resources it needs to maintain a long-term presence in the Lloyd’s market. The formation of Pembroke Managing Agency, along with commitments by Quanta and Chaucer to provide financial support to Syndicate 4000 at least through the 2009 underwriting year, are designed to preserve the capital Quanta has committed to the Lloyd’s platform. The transaction is expected to close following the receipt of required Lloyd’s and FSA regulatory approvals.

•	On October 27, 2006, the Company announced that it entered into a new credit facility with ING Bank N.V., London Branch, as Mandated Lead Arranger, and a syndicate of lenders. This new facility will be used primarily to replace letters of credit from its existing credit facility and to issue new letters of credit securing Quanta’s obligations to pay claims under its remaining reinsurance contracts and other obligations.

Quanta will host a conference call to discuss third quarter 2006 results at 9:00 a.m. Eastern Time on Wednesday, November 8, 2006. A live webcast of this call will be available at www.quantaholdings.com and will be archived on Quanta's website. A telephone replay of the conference call also will be available beginning on November 8, 2006 at 11:00 a.m. Eastern Time, until November 15, 2006. To access the replay, domestic callers should dial 888-286-8010 and international callers should dial +617-801-6888. All callers should provide pass code #82332797.

Net income (loss) available to ordinary shareholders excluding net realized gains (losses) on investments is a non-GAAP financial measure. A reconciliation of this measure to the Company's net income (loss) available to ordinary shareholders is presented at the end of this release.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., is a Bermuda holding company, with interests in specialty insurance and reinsurance. It operates its Syndicate 4000 at Lloyd’s in London and is actively running off its remaining business lines. The Company maintains offices in Bermuda, the United Kingdom, Ireland and the United States.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, which reflect the Company's current views with respect to future events and financial performance. Statements which include the words ‘‘believes,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘predicts,’’ ‘‘assumes,’’ ‘‘anticipates,’’ ‘‘plans,’’ and ‘‘seeks’’ and comparable terms of a future or forward-looking nature identify forward-looking statements in form for purposes of the U.S. federal securities laws or otherwise. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These include, but are not limited to, the Company's ability to effectively implement and manage the run-off of its business lines; unfavorable claims experience related to the run-off of the Company's business lines; the ability of the Company to pay dividends to the holders of the series A preferred and common shares; the Company's analysis of its business lines and internal operations and identification of steps it should take to preserve shareholder value; the Company's inability to retain, integrate and attract members of its management team and key employees; implementation of any changes based on the Company's analysis of its business, the run-off of its business or any strategic alternatives, which involves substantial uncertainties and risks that may result in unforeseen expenses and costs; the Company's loss estimates relating to its exposure to Hurricanes Katrina, Rita and Wilma are preliminary and the actual amount of losses may vary significantly from its estimates based on such data; the failure to remedy any weakness found in the Company's evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002; large aggregate exposures in certain lines of business; the failure of any of the loss limitation methods; competition; other rating agency actions; uncertainties in the Company's reserving process; a change in the Company's tax status; the availability of reinsurance or retrocessional coverage; changes in accounting policies; risks relating to reliance on program managers; the Company's inability to maintain adequate credit facilities and other factors detailed in the Company's filings with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.

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QUANTA CAPITAL HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	9/30/06	9/30/05	9/30/06	9/30/05
Gross premiums written	$(6,693)	$171,542	$141,075	$512,816
Net premiums written	$(5,417)	$115,965	$67,442	$386,206
Net premiums earned	49,202	100,546	189,175	297,040
Technical services revenues	752	8,623	2,947	9,793
Net investment income	12,821	6,991	35,350	18,403
Net realized gains (losses) on investments	906	(1,168)	(14,142)	(789)
Net foreign exchange losses	(257)	(311)	(1,951)	(336)
Other income	1,174	1,893	2,692	5,456
Total revenues	64,598	116,574	214,071	329,567
Net losses and loss expenses incurred	30,153	121,132	134,178	241,234
Acquisition expenses	8,415	22,998	32,608	62,718
General and administrative expenses	20,578	30,675	84,048	74,146
Interest expense	1,430	1,200	4,036	2,971
Depreciation and amortization	715	839	1,983	2,159
Total expenses	61,291	176,844	256,853	383,228
Income (loss) from continuing operations before income taxes	3,307	(60,270)	(42,782)	(53,661)
Income tax expense	—	28	47	470
Net income (loss) from continuing operations	3,307	(60,298)	(42,829)	(54,131)
Dividends on preferred shares	—	—	(1,916)	—
Net income (loss) from continuing operations available to ordinary shareholders	3,307	(60,298)	(44,745)	(54,131)
Discontinued operations:
(Loss) income from operations of discontinued operations	(936)	1,214	(12,953)	2,933
Income on disposal of discontinued operations	704	—	704	—
Net (loss) income from discontinued operations	(232)	1,214	(12,249)	2,933
Net income (loss) available to ordinary shareholders	3,075	(59,084)	(56,994)	(51,198)

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QUANTA CAPITAL HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	9/30/06	9/30/05	9/30/06	9/30/05
Weighted average number of common shares and common share equivalents
– basic	69,981,925	56,810,020	69,970,237	56,804,119
– diluted	69,984,614	56,810,020	69,970,237	56,804,119
Net income (loss) per common share
– basic income (loss) from continuing operations per share	$0.04	$(1.06)	$(0.64)	$(0.95)
– basic (loss) income from discontinued operations per share	(0.01)	0.02	(0.18)	0.05
– basic income from disposal of discontinued operations per share	0.01	—	0.01	—
– basic income (loss) per share	$0.04	$(1.04)	$(0.81)	$(0.90)
– diluted income (loss) from continuing operations per share	$0.04	$(1.06)	$(0.64)	$(0.95)
– diluted (loss) income from discontinued operations per share	(0.01)	0.02	(0.18)	0.05
– diluted income from disposal of discontinued operations per share	0.01	—	0.01	—
– diluted income (loss) per share	$0.04	$(1.04)	$(0.81)	$(0.90)

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QUANTA CAPITAL HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of 9/30/06	As of 12/31/05
Assets
Investments at fair market value
Available for sale investments	$789,870	$699,121
Trading investments related to deposit liabilities	37,376	38,316
	827,246	737,437
Cash and cash equivalents	46,167	178,135
Restricted cash and cash equivalents	104,268	82,843
Accrued investment income	5,378	5,404
Premiums receivable	46,580	122,558
Funds withheld by cedants	21,014	24,279
Losses and loss adjustment expenses recoverable	218,999	190,353
Other accounts receivable	—	9,495
Net receivable for investments sold	—	3,047
Deferred acquisition costs, net	13,232	33,117
Deferred reinsurance premiums	54,081	112,096
Property and equipment, net	2,769	5,034
Goodwill and other intangible assets	8,900	24,877
Other assets	37,609	23,416
Total assets	$1,386,243	$1,552,091
Liabilities
Reserve for losses and loss expenses	$618,660	$533,983
Unearned premiums	159,622	336,550
Environmental liabilities assumed	3,501	5,911
Reinsurance balances payable	44,593	57,499
Accounts payable and accrued expenses	41,816	39,051
Net payable for investments purchased	3,606	—
Deposit liabilities	38,241	51,509
Deferred income and other liabilities	3,933	9,729
Junior subordinated debentures	61,857	61,857
Total liabilities	$975,829	$1,096,089
Mandatorily redeemable preferred shares	$74,998	$71,838
Shareholders’ equity
Common shares	$700	$699
Additional paid-in capital	582,416	581,929
Accumulated deficit	(256,004)	(199,010)
Accumulated other comprehensive income	8,304	546
Total shareholders’ equity	$335,416	$384,164
Total liabilities, redeemable preferred shares and shareholders’ equity	$1,386,243	$1,552,091

QUANTA CAPITAL HOLDINGS LTD.
TOTAL CAPITALIZATION
(Unaudited, in thousands)

	As of September 30, 2006	As of December 31, 2005
Debt outstanding:
Revolving credit facility(1)	$—	$—
Junior subordinated debentures	61,857	61,857
Redeemable preferred shares:
Redeemable preferred shares ($0.01 par value; 25,000,000 shares authorized; 3,130,525 issued and outstanding at September 30, 2006 and 3,000,000 issued and outstanding at December 31, 2005)	74,998	71,838
Shareholders' equity:
Common shares ($0.01 par value; 200,000,000 common shares authorized; 69,981,925 issued and outstanding at September 30, 2006 and 69,946,861 issued and outstanding at December 31, 2005)(2)	700	699
Additional paid-in capital	582,416	581,929
Accumulated deficit	(256,004)	(199,010)
Accumulated other comprehensive income	8,304	546
Total shareholders' equity	$335,416	$384,164
Total capitalization	$472,271	$517,859
Total debt to total capital ratio(3)	29%	26%

1.	Consisted of a $250 million secured letter of credit and revolving credit facility dated July 11, 2005. The total commitment of $250 million was reduced to $225 million in the three months ended September 30, 2006 as a result of our default under the credit facility. Up to $25.0 million may be borrowed under the facility on a revolving basis for general corporate purposes and working capital requirements. As of September 30, 2006, $198.4 million of letters of credit were outstanding under this facility. No revolving credit borrowings or amounts drawn under the letters of credit were outstanding as of September 30, 2006.

2.	This table does not give effect to warrants and options outstanding for 4,011,037 common shares at September 30, 2006.

3.	The debt to total capital ratio is calculated as the sum of the revolving credit facility, junior subordinated debentures and redeemable preferred shares, or Total Debt, divided by the sum of Total Debt and Total Shareholders’ Equity, or Total Capitalization.

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QUANTA CAPITAL HOLDINGS LTD.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(in thousands, except per share amounts)
(Unaudited)

In addition to the GAAP financial measures and the ratios included within this release, the Company has presented ‘‘net income (loss) available to ordinary shareholders excluding net realized gains (losses) on investments’’ which is a non-GAAP financial measure.

Net income (loss) available to ordinary shareholders excluding net realized gains (losses) on investments

The Company has included the ‘‘net income (loss) available to ordinary shareholders excluding net realized gains (losses) on investments’’ measure as it believes that security analysts, rating agencies and investors believe that realized gains and losses are largely opportunistic and are a function of economic and interest rate conditions. As a result, the Company believes that they evaluate the net income (loss) available to ordinary shareholders before realized gains (losses) to make performance comparisons with the Company’s industry peers.

	Three months ended 9/30/06	Three months ended 9/30/05	Nine months ended 9/30/06	Nine months ended 9/30/05
Net income (loss) available to ordinary shareholders	$3,075	$(59,084)	$(56,994)	$(51,198)
Adjustment for net realized (gains) losses on investments	(906)	1,168	14,142	789
Adjustment for associated tax impact of net realized gains (losses) on investments	—	—	—	—
Net income (loss) available to common shareholders excluding realized gains (losses) on investments	$2,169	$(57,916)	$(42,852)	$(50,409)
Net income (loss) available to ordinary shareholders per share – basic and diluted	$0.04	$(1.04)	$(0.81)	$(0.90)
Adjustment for net realized (gains) losses on investments	(0.01)	0.02	0.20	0.01
Adjustment for associated tax impact of net realized gains (losses) on investments	—	—	—	—
Net income (loss) available to ordinary shareholders per share excluding realized gains (losses) on investments – basic and diluted	$0.03	$(1.02)	$(0.61)	$(0.89)